UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2022

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by RH (“we,” “us,” “our” or the “Company”) on December 8, 2022 (the “Original 8-K”). The Original 8-K furnished a press release and a shareholder letter announcing the Company’s financial results for the third quarter ended October 29, 2022.

During the preparation of our response to a comment letter from the Division of Corporation Finance of the Securities and Exchange Commission related to a routine review of our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, and Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2022, we became aware of errors in the calculation of basic and diluted net income per share prepared in accordance with generally accepted accounting principles (“GAAP”) with respect to certain of the interim period financial statements for fiscal 2022 reported with respect to the fiscal quarters ended April 30, 2022, July 30, 2022 and October 29, 2022 (collectively, the “Prior Financial Statements”). Upon completion of our work to correct the errors in the Prior Financial Statements, we filed amended Quarterly Reports on Form 10-Q/A with the SEC on March 27, 2023 (collectively, the “10-Q Amendments”) in order to implement the required restatements (collectively, the “Restatements”). The Restatements are limited to the calculation of basic and diluted net income per share, including the weighted-average shares used in the computation of the diluted net income per share. For certain additional information about the Restatements, refer to the Company’s Current Report on Form 8-K (Item 4.02) filed on February 3, 2023.

As previously reported in the Form 8-K (Item 4.02) filed on February 3, 2023, in response to an additional comment within the SEC Comment Letter, we also modified how we determine the applicable adjusted effective tax rate for purposes of calculating non-GAAP adjusted net income. This Current Report on Form 8-K/A also amends the Original 8-K and the corresponding Exhibit 99.2 (the “Exhibit”) that was included in the Original 8-K for the third quarter ended October 29, 2022 in order to furnish updated non-GAAP information and specifically to set forth certain modifications in how we determine the applicable adjusted tax rate for purposes of calculating non-GAAP adjusted net income and adjusted diluted net income per share as previously set forth in the Exhibit (collectively, the updated “Updated Non-GAAP Adjusted Net Income Information”).

On March 27, 2023, the Company is posting supplemental financial information on its investor relations website (the “Supplemental Information”). The Supplemental Information has been prepared for convenience and sets forth an integrated overview summarizing the corrections and modifications made by virtue of: (i) the Restatements with respect to the Prior Financial Statements and (ii) the Updated Non-GAAP Adjusted Net Income Information with respect to the non-GAAP financial information previously presented in the Exhibit.

Item 2.02. Results of Operations and Financial Condition.

On December 8, 2022, the Company issued the Original 8-K announcing the Company’s financial results for the third quarter ended October 29, 2022. On March 27, 2023, the Company amended it previously reported financial results for the third quarter ended October 29, 2022. A copy of the amended financial results is attached hereto as Exhibit 99.1, is incorporated herein by reference and supersedes the information previously provided in the Original 8-K.

Other than as described above, no other changes have been made to the Original 8-K, the press release or the shareholder letter furnished in the Original 8-K.

The information provided in this Item 2.02, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	RH third quarter 2022 financial results.

104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2023	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer